                                                              Exhibit 23

                   Letterhead of Kenny S&P Evaluation Services
                      (a division of J.J. Kenny Co., Inc.)

                                 May 30, 2001

Prudential Securities Incorporated
Unit Investment Trusts
100 Mulberry Street, 6GC3
Newark, NJ 07102

                           Re:      Government Securities Equity Trust
                                    Post-Effective Amendment No. 6
                                    Government Securities Equity Trust Series 8

Gentlemen:

     We have examined Registration Statement File No. 33-56297 for the above-captioned trust. We hereby acknowledge that Kenny S&P Evaluation Services, a division of J.J. Kenny Co., Inc. is currently acting as the evaluator for the trust. We hereby consent to the use in the Registration Statement of the reference to Kenny S&P Evaluation Services, a division of J.J. Kenny Co., Inc. as evaluator.

     In addition, we hereby confirm that the ratings indicated in the Registration Statement for the respective bonds comprising the trust portfolio are the ratings indicated in our KENNYBASE database as of the date of the Evaluation Report.

     You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.


                                                              Sincerely,

                                                              Frank A. Ciccotto
                                                              Frank A. Ciccotto
                                                              Vice President